Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita Inc.

(310) 536-2585

DAVITA 1st QUARTER 2012 RESULTS

Denver, Colorado, May 1, 2012 – DaVita Inc. (NYSE: DVA) today announced results for the quarter ended March 31, 2012. Net income attributable to DaVita Inc. for the quarter ended March 31, 2012 was $140.1 million, or $1.46 per share. This compares to net income attributable to DaVita Inc. for the quarter ended March 31, 2011 of $94.5 million, or $0.96 per share.

Financial and operating highlights include:

•

Cash Flow: For the rolling twelve months ended March 31, 2012 operating cash flow was $1,182 million and free cash flow was $837 million. For the three months ended March 31, 2012 operating cash flow was $332 million and free cash flow was $250 million.

•	Operating Income: Operating income for the quarter ended March 31, 2012 was $321 million as compared to $235 million for the same period of 2011.

•

Volume: Total U.S. treatments for the first quarter of 2012 were 5,314,275, or 68,132 treatments per day, representing a per day increase of 14.2% over the first quarter of 2011. Non-acquired treatment growth in the quarter was 5.5% over the prior year’s first quarter. Our normalized non-acquired treatment growth in the quarter was 5.3% over the prior year’s first quarter.

•

Effective Tax Rate: Our effective tax rate was 36.7% for the quarter ended March 31, 2012. This effective tax rate is impacted by the amount of third party owners’ income attributable to non-tax paying entities. The effective tax rate attributable to DaVita Inc. was 40.5% for the quarter ended March 31, 2012. We still expect our 2012 effective tax rate attributable to DaVita Inc. to be in the range of 40.0% to 41.0%.

•

Center Activity: As of March 31, 2012, we operated or provided administrative services at 1,841 outpatient dialysis centers located in the United States serving approximately 145,000 patients and 15 outpatient dialysis centers that are located in three countries outside of the United States. During the first quarter of 2012, we acquired 28 centers and opened a total of 13 centers located in the United States. We previously provided management and administrative services to nine of the acquired centers. In addition, we also opened a total of four centers outside of the United States.

Outlook

We are raising our operating income guidance for 2012 to now be in the range of $1,230 million to $1,310 million. Our previous operating income guidance for 2012 was in the range of $1,200 million to $1,300 million. We also still expect our operating cash flows for 2012 to be in the range of $950 million to $1,050 million. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current projections.

We will be holding a conference call to discuss our results for the first quarter ended March 31, 2012 on May 2, 2012 at 9:30 a.m. Eastern Time. The dial in number is (800) 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward-looking statements, within the meaning of the federal securities laws, including statements related to our guidance and expectations for our 2012 operating income, our 2012 operating cash flows and our 2012 effective tax rate attributable to DaVita Inc. Factors that could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, competition, accounting estimates, the variability of our cash flows and the risk factors set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2011 and subsequent quarterly reports to be filed on Form 10-Q. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from commercial payor plans,

•	continued downward pressure on average realized payment rates from commercial payors, which may result in the loss of revenues or patients,

•	a reduction in the number of patients under higher-paying commercial plans,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of health care legislation that was enacted in the United States in March 2010,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	our ability to maintain contracts with physician medical directors,

•	legal compliance risks, including our continued compliance with complex government regulations,

•	current or potential investigations by various government entities and related government or private-party proceedings,

•	continued increased competition from large and medium-sized dialysis providers that compete directly with us,

•	our ability to complete any acquisitions, mergers or dispositions that we might be considering or announce, or integrate and successfully operate any business we may acquire, and

•	expansion of our operations and services to markets outside the United States, or to businesses outside of dialysis.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules. For the reasons stated in the reconciliation schedules, we believe our presentation of non-GAAP financial measures provides useful supplemental information for investors.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended March 31,
	2012	2011
Patient service operating revenues	$1,763,700	$1,497,434
Less: Provision for uncollectible accounts related to patient service operating revenues	(53,008)	(41,071)

Net patient service operating revenues	1,710,692	1,456,363
Other revenues	155,943	105,950

Total net operating revenues	1,866,635	1,562,313

Operating expenses and charges:
Patient care costs	1,263,159	1,114,086
General and administrative	207,389	151,602
Depreciation and amortization	75,975	61,838
Provision for uncollectible accounts	2,024	972
Equity investment income	(2,632)	(1,519)

Total operating expenses and charges	1,545,915	1,326,979

Operating income	320,720	235,334
Debt expense	(61,381)	(58,595)
Other income	1,039	841

Income from continuing operations before income taxes	260,378	177,580
Income tax expense	95,495	62,959

Income from continuing operations	164,883	114,621
Discontinued operations:
Income from operations of discontinued operations, net of tax	—	131

Net income.	164,883	114,752
Less: Net income attributable to noncontrolling interests	(24,763)	(20,250)

Net income attributable to DaVita Inc.	$140,120	$94,502

Earnings per share:
Basic income from continuing operations per share attributable to DaVita Inc.	$1.49	$0.98

Basic net income per share attributable to DaVita Inc.	$1.49	$0.98

Diluted income from continuing operations per share attributable to DaVita Inc.	$1.46	$0.96

Diluted net income per share attributable to DaVita Inc.	$1.46	$0.96

Weighted average shares for earnings per share:
Basic	93,769,092	96,263,802

Diluted	95,729,105	98,378,371

Amounts attributable to DaVita Inc.:
Income from continuing operations	$140,120	$94,371
Discontinued operations	—	131

Net income	$140,120	$94,502

DAVITA INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended March 31,
	2012	2011
Net income	$164,883	$114,752

Other comprehensive income (loss), net of tax:
Unrealized losses on interest rate swap and cap agreements:
Unrealized losses on interest rate swap and cap agreements	(2,261)	(4,134)
Less: Reclassifications of net swap and cap agreements realized losses into net income	2,520	1,743
Unrealized gains on investments:
Unrealized gains on investments	1,146	268
Less: Reclassification of net investment realized gains into net income	(75)	(57)
Foreign currency translation adjustments	(619)	—

Other comprehensive income (loss)	711	(2,180)

Total comprehensive income	165,594	112,572
Less: Comprehensive income attributable to the noncontrolling interest	(24,763)	(20,250)

Comprehensive income attributable to DaVita Inc.	140,831	$92,322

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Three months ended March 31,
	2012	2011
Cash flows from operating activities:
Net income	$164,883	$114,752
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	75,975	62,037
Stock-based compensation expense	12,550	9,716
Tax benefits from stock award exercises	10,890	13,868
Excess tax benefits from stock award exercises	(6,101)	(7,196)
Deferred income taxes	(13,335)	18,221
Equity investment income, net	483	1,420
Loss on disposal of assets and other non-cash charges	7,125	5,506
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(71,706)	(20,461)
Inventories	4,851	7,429
Other receivables and other current assets	56,452	24,922
Other long-term assets	3,742	990
Accounts payable	(20,624)	26,565
Accrued compensation and benefits	41,623	31,542
Other current liabilities	17,462	9,483
Income taxes	43,072	29,878
Other long-term liabilities	4,532	1,111

Net cash provided by operating activities	331,874	329,783

Cash flows from investing activities:
Additions of property and equipment, net	(112,459)	(67,530)
Acquisitions	(132,699)	(81,523)
Proceeds from asset sales	825	2,812
Purchase of investments available for sale	(489)	(298)
Purchase of investments held-to-maturity	(3,212)	(15,161)
Proceeds from sale of investments available for sale	6,791	1,149
Proceeds from maturities of investments held-to-maturity	7,551	15,163
Distributions received on equity investments	2	—

Net cash used in investing activities	(233,690)	(145,388)

Cash flows from financing activities:
Borrowings	8,634,603	10,983,125
Payments on long-term debt	(8,658,001)	(11,000,635)
Interest rate cap premiums and other deferred financing costs	3	(13,399)
Distributions to noncontrolling interests	(26,405)	(22,187)
Stock award exercises and other share issuances, net	1,663	3,410
Excess tax benefits from stock award exercises	6,101	7,196
Contributions from noncontrolling interests	3,651	3,959
Proceeds from sales of additional noncontrolling interests	100	785
Purchases from noncontrolling interests	(4,372)	(756)

Net cash used in financing activities	(42,657)	(38,502)
Effect of exchange rate changes on cash and cash equivalents	11	—

Net increase in cash and cash equivalents	55,538	145,893
Cash and cash equivalents at beginning of period	393,752	860,117

Cash and cash equivalents at end of period	$449,290	$1,006,010

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	March 31, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$449,290	$393,752
Short-term investments	8,616	17,399
Accounts receivable, less allowance of $289,238 and $250,343	1,266,869	1,195,163
Inventories	72,285	75,731
Other receivables	216,493	269,832
Other current assets	47,492	49,349
Deferred income taxes	313,355	280,382

Total current assets	2,374,400	2,281,608
Property and equipment, net	1,490,572	1,432,651
Amortizable intangibles, net	160,617	159,491
Equity investments	26,956	27,325
Long-term investments	9,897	9,890
Other long-term assets	30,065	34,231
Goodwill	5,064,577	4,946,976

	$9,157,084	$8,892,172

LIABILITIES AND EQUITY
Accounts payable	$269,029	$289,653
Other liabilities	347,096	325,734
Accrued compensation and benefits	455,825	412,972
Current portion of long-term debt	89,646	87,345
Income tax payable	80,519	37,412

Total current liabilities	1,242,115	1,153,116
Long-term debt	4,401,865	4,417,624
Other long-term liabilities	139,656	132,006
Alliance and product supply agreement, net	18,655	19,987
Deferred income taxes	448,372	423,098

Total liabilities	6,250,663	6,145,831
Commitments and contingencies
Noncontrolling interests subject to put provisions	504,491	478,216
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 134,862,283 shares issued; 93,983,930 and 93,641,363 shares outstanding)	135	135
Additional paid-in capital	575,364	596,300
Retained earnings	3,335,938	3,195,818
Treasury stock, at cost (40,878,353 and 41,220,920 shares)	(1,618,134)	(1,631,694)
Accumulated other comprehensive loss	(18,773)	(19,484)

Total DaVita Inc. shareholders’ equity	2,274,530	2,141,075
Noncontrolling interests not subject to put provisions	127,400	127,050

Total equity	2,401,930	2,268,125

	$9,157,084	$8,892,172

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2012	December 31, 2011	March 31, 2011
1. Consolidated Financial Results:
Consolidated operating revenues	$1,920	$1,862	$1,603
Consolidated net operating revenues	$1,867	$1,810	$1,562
Operating income	$320.7	$330.1	$235.3
Operating income margin	16.7%	17.7%	$14.7%
Income from continuing operations attributable to DaVita Inc.	$140.1	$149.4	$94.4
Net income attributable to DaVita Inc.	$140.1	$148.1	$94.5
Diluted income from continuing operations per share attributable to DaVita Inc.	$1.46	$1.58	$0.96
Diluted net income per share attributable to DaVita Inc.	$1.46	$1.56	$0.96
2. Consolidated Business Metrics:
Expenses
Patient care costs as a percent of consolidated operating revenues(1)	65.8%	65.2%	69.5%
General and administrative expenses as a percent of consolidated operating revenues(1)	10.8%	10.4%	9.5%
Total provision for uncollectible accounts as a percent of consolidated operating revenues	2.9%	2.9%	2.6%
Consolidated effective tax rate attributable to DaVita Inc.(2)	40.5%	38.0%	40.0%
3. Segment Financial Results: (dollar amounts rounded to nearest million)
Operating revenues
Dialysis and related lab services patient service operating revenues	$1,767	$1,717	$1,500
Less: Provision for uncollectible accounts related to patient service operating revenues	(53)	(52)	(41)

Dialysis and related lab services net patient service operating revenues	$1,714	$1,665	$1,459
Other revenues	3	3	2

Total net dialysis and related lab services operating revenues	1,717	1,668	1,461
Other – Ancillary services and strategic initiatives	155	147	106
Other – Ancillary services and strategic initiatives net patient service operating revenues	1	1	—

Total net segment operating revenues	1,873	1,816	1,567
Elimination of intersegment revenues	(6)	(6)	(5)

Total net consolidated operating revenues	$1,867	$1,810	$1,562

Operating Income
Dialysis and related lab services operating income	$348	$353	$252
Other – Ancillary services and strategic initiatives, including international dialysis operations operating losses	(17)	(13)	(9)

Total segment operating income	$331	$340	$244
Reconciling items:
Stock-based compensation	(13)	(12)	(10)
Equity investment income	3	2	2

Consolidated operating income	$321	$330	$235

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2012	December 31, 2011	March 31, 2011
4. Segment Business Metrics:
Dialysis and related lab services
Volume
Treatments	5,314,275	5,227,167	4,594,550
Number of treatment days	78.0	79.0	77.0
Treatments per day	68,132	66,167	59,669
Per day year over year increase	14.2%	12.4%	7.2%
Non-acquired growth year over year	5.5%	4.4%	4.0%

Operating revenues before provision for uncollectible accounts
Dialysis and related lab services revenue per treatment	$332.43	$328.54	$326.40
Per treatment increase (decrease) from previous quarter	1.2%	(1.6%)	(1.4%)
Per treatment increase (decrease) from previous year	1.8%	(0.8%)	(5.0%)
Percent of consolidated revenues	92.0%	92.2%	93.6%

Expenses
Patient care costs
Percent of total segment operating revenues	63.7%	63.4%	68.3%
Per treatment	$212.12	$208.66	$223.28
Per treatment increase (decrease) from previous quarter	1.7%	(3.2%)	(0.7%)
Per treatment decrease from previous year	(5.0%)	(7.2%)	(5.8%)

General and administrative expenses
Percent of total segment operating revenues	9.5%	8.9%	8.2%
Per treatment	$31.51	$29.45	$26.72
Per treatment increase (decrease) from previous quarter	7.0%	0.6%	(3.5%)
Per treatment increase from previous year	17.9%	6.3%	2.4%

5. Cash Flow:
Operating cash flow	$331.9	$150.7	$329.8
Operating cash flow, last twelve months	$1,182.1	$1,180.0	$907.6
Free cash flow(2)	$249.9	$32.1	$267.7
Free cash flow, last twelve months(2)	$837.2	$855.0	$645.3
Capital expenditures:
Routine maintenance/IT/other	$55.6	$85.3	$39.9
Development and relocations	$56.8	$63.1	$27.6
Acquisition expenditures	$132.7	$150.3	$81.5

6. Accounts Receivable:
Net receivables	$1,267	$1,195	$1,069
DSO	63	61	62

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2012	December 31, 2011	March 31, 2011

7. Debt and Capital Structure:
Total debt(3)	$4,499	$4,513	$4,301
Net debt, net of cash(3)	$4,050	$4,119	$3,295
Leverage ratio (see Note 1 on page 10)	2.55x	2.72x	2.58x
Overall weighted average effective interest rate during the quarter	5.27%	5.27%	5.20%
Overall weighted average effective interest rate at end of the quarter	5.28%	5.27%	5.34%
Weighted average effective interest rate on the Senior Secured Credit Facilities at end of the quarter	4.63%	4.61%	4.67%
Effectively fixed interest rates as a percentage of our total debt(4)	100%	100%	100%
Share repurchases	$—	$—	$13.6

8. Clinical: (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2 at the end of the quarter	97%	97%	97%
Patients with arteriovenous fistulas placed	69%	69%	68%

(1)	Consolidated percentages of revenues are comprised of the dialysis and related lab services business, other ancillary services and strategic initiatives, as well as stock-based compensation expenses.
(2)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(3)	The quarters ended March 31, 2012, December 31, 2011 and March 31, 2011, exclude $7.4 million, $7.8 million and $8.0 million, respectively, of debt discounts associated with our Term Loan B and our Term Loan A-2 that are not actually outstanding debt principal.
(4)	The Term Loan A-2 and Term Loan B are subject to LIBOR floors of 1.00% and 1.50%, respectively. Because LIBOR, for all periods presented above, was lower than either of these floors, the interest rates on the Term Loan A-2 and the Term Loan B are treated as “fixed” for purposes of the table above. We have included both of these Term Loans in the fixed rate totals in the table above until such time as the LIBOR-based component of our interest rate exceeds 1.00% on the Term Loan A-2 and 1.50% on the Term Loan B. At such time, we will then be subject to LIBOR-based interest rate volatility on the LIBOR variable component of our interest rate on all of the Term Loan A-2, as well as for the Term Loan B, but limited to a maximum rate of 4.00% on $1.25 billion of outstanding principal debt on the Term Loan B. The remaining $478 million outstanding principal balance of the Term Loan B is subject to LIBOR-based interest rate volatility above a floor of 1.50%.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Company’s Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling twelve months ended March 31, 2012
Net income attributable to DaVita Inc.	$523,619
Income taxes	348,174
Interest expense	226,855
Depreciation and amortization	281,253
Noncontrolling interests and equity investment income, net	99,324
Other items	127,847

“Consolidated EBITDA”	$1,607,072

March 31, 2012
Total debt, excluding debt discount of $7.4 million	$4,498,938
Letters of credit issued	52,297

4,551,235
Less: cash and cash equivalents	(449,290)

Consolidated net debt	$4,101,945

Last twelve months “Consolidated EBITDA”	$1,607,072

Leverage ratio	2.55x

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 4.25 to 1.0 as of March 31, 2012. At that date the Company’s leverage ratio did not exceed 4.25 to 1.0.

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Effective Income Tax Rates

We believe that reporting the effective income tax rate attributable to DaVita Inc. enhances an investor’s understanding of DaVita’s effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and accordingly is more comparable to prior periods presentations regarding DaVita’s effective income tax rate and is more meaningful to an investor to fully understand the related income tax effects on DaVita Inc.’s operating results. This is not a measure under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita Inc. is as follows:

	Three months ended
	March 31, 2012	December 31, 2011	March 31, 2011
Income from continuing operations before income taxes	$260,378	$269,149	$177,580

Income tax expense	$95,495	$91,710	$62,959

Effective income tax rate	36.7%	34.1%	35.5%

	Three months ended
	March 31, 2012	December 31, 2011	March 31, 2011
Income from continuing operations before income taxes	$260,378	$269,149	$177,580
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(24,883)	(28,128)	(20,297)

Income before income taxes attributable to DaVita Inc.	$235,495	$241,021	$157,283

Income tax expense	95,495	91,710	$62,959
Less income tax attributable to noncontrolling interests	(120)	(119)	(47)

Income tax attributable to DaVita Inc.	$95,375	$91,591	$62,912

Effective income tax rate attributable to DaVita Inc.	40.5%	38.0%	40.0%

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Free cash flow

Free cash flow represents net cash provided by operating activities less income distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. In addition, free cash flow excluding income distributions to noncontrolling interests provides an investor with an understanding of free cash flows that are attributable to DaVita Inc. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended
	March 31, 2012	December 31, 2011	March 31, 2011
Cash provided by operating activities	$331,874	$150,659	$329,783
Less: Income distributions to noncontrolling interests	(26,405)	(33,245)	(22,187)

Cash provided by operating activities attributable to DaVita Inc.	305,469	117,414	307,596
Less: Expenditures for routine maintenance and information technology	(55,609)	(85,304)	(39,928)

Free cash flow	$249,860	$32,110	$267,668

	Rolling 12-Month Period
	March 31, 2012	December 31, 2011	March 31, 2011
Cash provided by operating activities	$1,182,137	$1,180,046	$907,619
Less: Income distributions to noncontrolling interests	(104,871)	(100,653)	(87,120)

Cash provided by operating activities attributable to DaVita Inc.	1,077,266	1,079,393	820,499
Less: Expenditures for routine maintenance and information technology	(240,047)	(224,366)	(175,181)

Free cash flow	$837,219	$855,027	$645,318